Exhibit 10.1

SHARE REPURCHASE AGREEMENT

THIS SHARE REPURCHASE AGREEMENT (this “Agreement”) is made and entered into as of June 24, 2025,

BY AND BETWEEN:

(1) Nature’s Sunshine Products, Inc., a Utah corporation (the “Company”); and

(2) Fosun Pharma USA, Inc., a Delaware corporation (the “Selling Stockholder”),

Which Selling Stockholder is selling Shares (as defined below) in the Secondary Offering (as defined below).

WHEREAS:

(A) The Selling Stockholder owns 2,854,607 shares (the “Shares”) of common stock, no par value, of the Company (the “Common Stock”);

(B) The Selling Stockholder proposes to sell through an underwritten public offering registered with the Securities and Exchange Commission (the “Secondary Offering”) the Shares (the “Secondary Shares”) pursuant to an underwriting agreement to be entered into with D.A. Davidson & Co., as representative of the underwriters named therein (the “Underwriting Agreement”); and

(C) The Company and the Selling Stockholder propose to enter into an agreement whereby the Company will agree that it may purchase up to fifteen million US dollars ($15,000,000) worth of the Shares (the “Repurchase Shares”) from the underwriters in the Secondary Offering at the public offering price of the Secondary Offering transaction (the “Repurchase Transaction”); and

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. REPURCHASE

1.1 Repurchase of Shares

The Company agrees that it may purchase from the underwriters shares of Common Stock in the Secondary Offering in an amount up to fifteen million US dollars ($15,000,000) worth of the Secondary Shares at the per share public offering price at which the Secondary Shares are sold by the underwriter(s) in the Secondary Offering (the “Per Share Repurchase Price”).

1.2 Closing.

(a) The closing of the Repurchase Transaction (the “Closing”) shall take place in accordance with the procedures provided under the Secondary Offering.

2. REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDER

The Selling Stockholder represents and warrants to the Company as follows:

(a) Title to Repurchase Shares

The Selling Stockholder has, and immediately prior to Closing the Selling Stockholder will have, good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Secondary Shares to be sold in the Secondary Offering, including any Repurchase Shares, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Repurchase Shares, payment therefor and the Depository Trust Company indicating by book entry on its records that such Repurchase Shares have been credited to a securities account of the Company in connection with the Secondary Offering, the Company will acquire a security entitlement (as defined in Section 8-102 of the UCC) in respect of such Repurchase Shares, free and clear of all liens, encumbrances, equities or claims.

(b) Required Consents; Authority

Except as would not impair in any material respect the ability of the Selling Stockholder to consummate its obligations hereunder, all consents, approvals, authorizations, orders and qualifications necessary for the execution, delivery and performance by the Selling Stockholder of this Agreement, and for the sale and delivery of the Repurchase Shares to be sold by the Selling Stockholder hereunder, have been obtained; the Selling Stockholder has full right, power and authority to enter into, execute and deliver this Agreement and to sell, assign, transfer and deliver the Repurchase Shares to be sold by the Selling Stockholder hereunder; and this Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Selling Stockholder as follows:

(a) Authority Relative to this Agreement

The Company has full corporate power and authority to enter into, to execute and deliver this Agreement and to perform its obligations hereunder; all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken; and this Agreement has been duly authorized, executed and delivered by or on behalf of the Company.

(b) Approvals

Except as would not impair in any material respect the ability of the Company to consummate its obligations hereunder, no consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated by this Agreement.

4. CONDITIONS TO CLOSING

4.1 Completion of Secondary Offering

The obligations of the Company to purchase the Repurchase Shares at the Closing are subject to the consummation of the Secondary Offering in accordance with the terms and conditions of the Underwriting Agreement.

5. MISCELLANEOUS

5.1 Termination

This Agreement may be terminated at any time by the mutual written consent of each of the parties hereto. Furthermore, unless such date is extended by the mutual written consent of each of the parties hereto, this Agreement shall automatically terminate and be of no further force and effect in the event that the conditions in Section 4.1 of this Agreement have not been satisfied within ten (10) Business Days after the date hereof.

5.2 Savings Clause

No provision of this Agreement shall be construed to require any party or its affiliates to take any action that would violate any applicable law (whether statutory or common), rule or regulation.

5.3 Amendment and Waiver

This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any party may waive in whole or in part any benefit or right provided to it under this Agreement, such waiver being effective only if set forth in a writing executed by such party. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any party under or by reason of this Agreement. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

5.4 Severability

If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

5.5 Entire Agreement

Except as otherwise expressly set forth herein, this Agreement, together with the agreements and other documents and instruments referred to herein or therein or annexed hereto and executed contemporaneously herewith, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way; provided, however, if any provision hereof conflicts with any provision of the Underwriting Agreement, the provision of the Underwriting Agreement shall control.

5.6 Successors and Assigns

Neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part by any party without the prior written consent of the other parties.

5.7 No Third Party Beneficiaries

No person other than the parties hereto shall have any rights or benefits under this Agreement, and nothing in this Agreement is intended to, or will, confer on any person other than the parties hereto any rights, benefits or remedies.

5.8 No Broker

Except as previously disclosed to each other party in writing and as set forth in the Underwriting Agreement, no party has engaged any third party as broker or finder or incurred or become obligated to pay any broker’s commission or finder’s fee in connection with the transactions contemplated by this Agreement.

5.9 Counterparts

This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

5.10 Notices

All notices and other communications to any party hereunder shall be in writing (including facsimile transmission and e-mail transmission, so long as a receipt of such e-mail is requested and received) and shall be given,

If to Company:

Nature’s Sunshine Products, Inc.

2901 West Bluegrass Blvd., Suite 100

Lehi, Utah 84043

Attention: Nathan Brower

If to Selling Stockholder:

Fosun Pharma USA, Inc.

104 Carnegie Center Drive, Suite 204

Princeton, New Jersey 08540

Attention: Lawrence Brown

Cc: Aileen Wang

5.11 Governing Law; Consent to Jurisdiction

This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of Utah applicable to agreements made and to be performed in such state.

5.12 Interpretation

The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to this Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” “Business Day” means any day that is not a Saturday, Sunday or other day on which banks are required or authorized by law to be closed in Salt Lake City, Utah.

[Signature Pages Follow]

SIGNATORIES

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first set forth above.

NATURE’S SUNSHINE PRODUCTS, INC.

By:	/s/ Terrence O. Moorehead
Name: Terrence O. Moorehead
Title: President and Chief Executive Officer

FOSUN PHARMA USA, INC.

By:	/s/ Aileen Wang
	Name:	Aileen Wang
	Title:	Chief Financial Officer

[Signature page to Share Repurchase Agreement]